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                                                                  Exhibit 10.24


                               September 16, 1999



Ropart Investments LLC
100 Field Point Road
Greenwich, CT  06830

Gentlemen:

This letter serves as our agreement that Ropart Invesments LLC, in consideration of its investment of $249,999.75 and its knowledge and experience with Internet companies, has the right to appoint one director to the Board of Directors of CallNOW.com, Inc., provided however that such appointment is limited to either Robert B. Goergen, Todd A. Goergen or Robert B. Goergen, Jr. On September 14, 1999, Todd A. Goergen was elected to the Board of Directors of CallNOW.com, Inc. Ropart Investments LLC acknowledges that Todd A. Goergen is the initial nominee of Ropart Investments LLC. and satisfies the foregoing agreement.


Sincerely,


/s/ Christian Bardenheuer
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Christian Bardenheuer
Chief Executive Officer




ACKNOWLEDGED AND AGREED
BY ROPART INVESTMENTS LLC


By: /s/ Robert B. Goergen
    ----------------------------
Name:  Robert B. Goergen
Title: Manager